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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

START SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52227	20-4910418
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

6 Champion Trail San Antonio, Texas	78258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 257-8708

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2013, S. Arne D. Greaves resigned as Chief Executive Officer of Start Scientific, Inc. (the “Company”). Mr. Greaves will be remaining on as a director of the Company.

Also on August 16, 2013 Norris R. Harris replaced S. Arne D. Greaves as Chief Executive Officer, and was further appointed Chairman of the Board of Directors. A summary of Mr. Harris’ background and experience is as follows:

Norris R. Harris, 68, Chief Executive Officer and Chairman of the Board. Mr. Norris R. Harris is a Founder of King Resources, Inc. Mr. Harris has been the Chairman and Chief Executive Officer of Royalite Petroleum Company, Inc. since March 31, 2008 and its President since February 2009. He has been owner and operator of May Petroleum, Inc. since January 1, 2007, Range Resources since January 1, 2006 and Gulfport Oil And Gas, Inc. since January 1, 2003. He served as the Chief Executive Officer and President of Gulfport Oil & Gas Inc. since January 1999. Mr. Harris has over 50 years of considerable experience in oil and gas exploration, founding and restructuring of oil and gas companies and in oil and gas drilling and operations. Mr. Harris has an extensive base of contacts in the oil and gas industry. He served as an independent oil and gas operator and Consultant for various independent oil and gas companies from 1993 to January 1999. Mr. Harris was the Founder of Centex Oil and Gas Inc., (Name changed to Cenergy) and served as its President. He was the Founder of Basin Exploration Corporation, a subsidiary of Basin Petroleum Corp., and served as its President. Mr. Harris has considerable international oil and gas exploration experience as a geophysicist with Mobil Oil Corporation, where he worked in Turkey, Austria, Holland, England (North Sea) and Nigeria. Mr. Harris served as an Officer or Director of Texas Arkansas Petroleum Company. Since 1988, he drilled wells for his own account in Alabama and Texas. He has been the Chairman of King Resources, Inc. and its holding company Gulfport Oil & Gas Inc. since January 28, 2008 and May 5, 1999 respectively. He has been a Director of Gulfport Oil & Gas Inc. since January 1999. Mr. Harris has been a member of the AAPG (American Association of Petroleum Geologists) since October 20, 1980 and is an Emeritus Member of the Society Exploration Geophysicists. On April 27, 2011 Mr. Harris was permanently barred from transacting business as a dealer, agent, investment advisor or investment advisor representative in the state of Alabama by the Alabama Securities Commission stemming from a finding that Mr. Harris sold an oil lease without proper licensing. On March 27, 2006 Mr. Harris entered into a consent order with the state of Tennessee Department of Commerce and Insurance to be permanently barred from seeking registration as a broker-dealer, agent of a broker-dealer, investment adviser, or investment advisor representative and agreed to pay $111,663 in restitution and rescind investments from Tennessee residents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Start Scientific, Inc.

Date: August 16, 2013	By:	/s/ Norris R. Harris
Norris R. Harris Chief Executive Officer